Exhibit 10.6
Great Plains Natural Gas Company
Floating Rate Senior Secured Guaranteed Note Due May 3, 2014

No. RB-1	May 3, 2011
$3,000,000	PPN 391190 B*5
          For Value Received, the undersigned, Great Plains Natural Gas Company, a corporation organized and existing under the laws of the State of Ohio (the “Issuer”), hereby promises to pay to Sun Life Assurance Company of Canada, or registered assigns, the principal sum of US$3,000,000 Dollars (or so much thereof as shall not have been prepaid) on May 3, 2014, with interest (computed on the basis of a 360-day year and actual days elapsed) (a) on the unpaid balance thereof at a floating rate equal to Adjusted LIBOR Rate (as defined in the Note Purchase Agreement referred to below) from the date hereof until maturity, payable quarterly on the third day of each February, May, August and November in each year, commencing August 3, 2011, and at maturity, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder thereof, on demand) at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement).
          Payments of principal of, interest on and any LIBOR Breakage Amount, if any, with respect to this Note are to be made in lawful money of the United States of America at the principal office of Keybank National Association in Cleveland, Ohio or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Secured Guaranteed Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of November 1, 2010, as amended by the First Amendment and Joinder to Note Purchase Agreement dated as of May 3, 2011 (as so amended, and as from time to time further amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), by and among the Issuer, the other Obligors named therein and the Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
          This Note and the obligations of the Issuer hereunder and the obligations of the Issuer under the Financing Agreements are guaranteed pursuant to the Guarantee Agreement of the

Guarantors and the obligations of the Obligors under the Financing Agreements, including, this Note, are secured by the Collateral Documents, all in accordance with and pursuant to the terms and provisions of the Financing Agreements.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.
          The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.
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Exhibit 10.6
This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of Ohio excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Great Plains Natural Gas Company, as the Issuer
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

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